UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2007
SUTURA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25548	84-1001269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17080 Newhope Street, Fountain Valley, California		92708
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 437-9801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Item 1.01. Entry into a Material Definitive Agreement
     To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 1.01.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     To the extent required by Item 2.03 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 2.03.
     Item 8.01. Other Events
     The Registrant has borrowed an aggregate principal amount of $400,000 evidenced by Promissory Notes (the “ Notes”), dated July 16, 2007 and delivered to certain officers and directors of the Company, or their affiliates. Each of the four Notes was issued in the amount of $100,000. The form of the Notes is filed as an exhibit to this Current Report and, upon such filing, is hereby incorporated by reference into this Item 8.01. The Notes were issued to Grootkastell, B.V., Anthony Nobles, the Lynne D. Teckman Trust, and The Bjorkman Family Trust, dated November 2, 2000. The Notes are unsecured and are in substantially the sam form as the promissory notes issued to certain affiliates of Whitebox Advisors on July 2, 2007. Issuance of the Notes was approved by a disinterested majority of the Company’s board of Directors.
     The Notes bear interest from the date hereof at the rate of twelve percent (12%) per annum. All accrued interest and principal is due and payable in a balloon payment upon the sixtieth (60th) month anniversary of the Notes. Registrant may prepay the Notes, in whole or in part, upon five (5) days prior written notice to the payee at a cost equal to accrued interest plus the present value of the Notes discounted at a rate equal to (x) the then U.S. Treasury rate for 5-year Notes as reported by Bloomberg on the date of such prepayment notice, plus (y) 100 basis points. The payees shall have the one-time right, in their sole and absolute discretion, to require Registrant to pay all outstanding principal amounts and accrued but unpaid interest due under any such Note by providing Registrant with written notice of such payment requirement no sooner than November 1, 2007, but no later than November 15, 2007.
     If Registrant or its controlling stockholders enter into a definitive agreement relating to the sale or transfer of all or substantially all of Registrant’s business or assets, Registrant must give the Note payees at least fifteen (15) days prior written notice of the proposed date for consummation of the transaction and the entire principal balance of the Notes, and all accrued but unpaid interest, shall be due and payable immediately prior to (and as a condition of) the closing on the transaction. In addition to the payment of outstanding principal and any accrued but unpaid interest, Registrant must also pay to each Note payee a prepayment penalty amount equal to the present value of the remaining unpaid coupons that would otherwise by paid thru maturity but for the transaction discounted at a rate equal to (x) the then U.S. Treasury rate for 5-year Notes as reported by Bloomberg on the date of such prepayment notice, plus (y) 100 basis points.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable
Exhibit Index
(c)	Exhibits.

10.1 Form of Promissory Note, dated July 16, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTURA, INC. (Registrant)
Date: July 19, 2007	/s/ David Teckman
David Teckman
President and Chief Executive Officer